PRIMECAP ODYSSEY FUNDS

AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT to the Distribution Agreement dated as of October 4, 2004 (the “Agreement”), is entered into by and among PRIMECAP Odyssey Funds (the “Trust”), a Delaware statutory trust, PRIMECAP Management Company (the “Advisor”), a California Company and Quasar Distributors, LLC (the “Distributor”), a Delaware limited liability company.

RECITALS

WHEREAS, the parties entered into the Agreement and now desire to amend the Agreement.

WHEREAS, Section 10 B. of the Agreement allows for amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree:

The fee schedule outlined in Exhibit B shall remain in force, subject to the annual review and approval by the Trust’s Board of Trustees in accordance with Section 15 of the Investment Company Act of 1940, unless this agreement is otherwise terminated by the Trust.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

PRIMECAP ODYSSEY FUNDS	QUASAR DISTRIBUTORS, LLC

By:	By:
Name:	Name:	James R. Schoenike
Title:	Title:	President

Date:	Date:

PRIMECAP MANAGEMENT COMPANY

By:
Name:
Title:

Date:

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Amended Exhibit B to the Distribution Agreement

PRIMECAP Odyssey Funds

QUASAR DISTRIBUTORS, LLC

REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE effective April 1, 2018

Regulatory Distribution Annual Services for the Fund Complex

Fund Complex fee: $[        ]

Standard Advertising Compliance Review

☐	$[ ] per communication piece for the first 10 pages (minutes if tape or video); $[ ] /page (minute if tape or video) thereafter.

☐	$[ ] FINRA filing fee per communication piece for the first [ ] pages (minutes if tape or video); $[ ] /page (minute if tape or video) thereafter. [FINRA filing fee subject to change.]

(FINRA filing fee may not apply to all communication pieces)

Expedited Advertising Compliance Review

☐	$[ ] for the first [ ] pages (minutes if audio or video); $[ ] /page (minute if audio or video) thereafter, 24 hour initial turnaround.

☐	$[ ] FINRA filing fee per communication piece for the first [ ] pages (minutes if audio or video); $[ ] /page (minute if audio or video) thereafter. [FINRA filing fee subject to change.]

([        ] day turnaround IF accepted by FINRA, FINRA filing fee may not apply to all communication pieces)

Licensing of Investment Advisor’s Staff (if desired)

•	$[ ] /year per registered representative

•	Quasar sponsors the following licenses: Series, 6, 7, 24, 26, 27, 63, 66

•	$[ ] /FINRA designated branch location

•	Plus all associated FINRA and state fees for Registered Representatives, including license and renewal fees

Fund Fact Sheets

•	Design - $[ ] /fact sheet, includes first production (waived for the first three funds ONLY)

•	Production - $[ ] /fact sheet per “quarterly” production period (waived for the first three funds ONLY)

•	All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee

•	Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal

Chief Compliance Officer Support Fee

•	$[ ] /year per fund complex

Out-of-Pocket Expenses

Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:

•	Typesetting, printing and distribution of prospectuses and shareholder reports

•	Production, printing, distribution, and placement of advertising, sales literature, and materials

•	Engagement of designers, free-lance writers, and public relations firms

•	Postage, overnight delivery charges

•	FINRA registration fees [to include late U5 charge (if applicable)]

(FINRA advertising filing fees are included in Advertising Compliance Review section above)

•	Record retention

•	Travel, lodging, and meals

Fees are billed monthly.

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